February 1, 2000

Securities and Exchange Commission
Mail Stop 11-3
450 5th Street, N.W.
Washington, D.C.   20549

Dear Sirs/Madams:

We have read and agree with the comments
relating to our Firm in the attachment to Form
N-SAR of  the Flag Investors Short-Intermediate
Income Fund, Inc. dated February 1, 2000.
 .
Yours truly,

Deloitte & Touche LLP
Princeton, New Jersey